Exhibit 99.1

For Release                           Immediate

Contacts                                (News Media) Tony Zehnder, Corporate Communications 312.396.7086
                                                (Investors) Scott Galovic, Investor Relations 317.817.3228

Conseco Provides 2010 Earnings Outlook

Carmel, Ind., December 08, 2009: Conseco, Inc. (NYSE: CNO), provided its outlook today for earnings for the full year 2010.  The Company said it projects net operating income* of between $145 million and $170 million in 2010.   “With all of the capital management actions we have taken over the last year and the changes in the financial markets, providing information regarding our operating income outlook at this time is important,” said Conseco CEO Jim Prieur.

The pre-tax operating income (loss) of the Company’s segments in 2010 are projected to be as follows:

•	Bankers Life $200 - $225 million

•	Conseco Insurance Group $110 - $125 million

•	Colonial Penn $24 - $30 million

•	Corporate $(43) - $(47) million

The projection assumes the continuation of the current interest rate environment in 2010, which, absent a change in the level and shape of the yield curve, will continue to negatively impact investment income and margins.  The foregoing amounts also reflect the impact of the previously announced transactions with Wilton Re involving (1) the reinsurance, effective January 1, 2009, of a block of life insurance policies in the Conseco Insurance Group segment, which had pre-tax operating income in the first half of 2009 of approximately $3.8 million per quarter before overhead; and (2) the reinsurance, to be effective October 1, 2009, of 50% of a block of life insurance policies in the Bankers Life segment, which had pre-tax operating income before overhead on the portion of the block being reinsured of approximately $2 million in the third quarter of 2009.  In addition, the expenses in conjunction with the previously announced merger of three of the Company’s insurance subsidiaries, which are expected to be approximately $6 million, are included in the corporate segment projection.

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Conseco (2)
December 08, 2009

After giving effect to the items described above and the issuance of additional shares in the previously announced proposed public offering of common stock, the Company expects net operating income of between $0.60 and $0.70 per basic share and between $0.55 and $0.65 per diluted share in 2010.

These projections are based on currently available information and a number of assumptions, including the impact of the current interest rate environment, that the Company believes are reasonable as of the date of this press release.  However, there can be no assurance that the Company’s results will not be lower than expected.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities.  A registration statement relating to common stock of the Company has been filed with the Securities and Exchange Commission but is not yet effective.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

About Conseco
Conseco, Inc.’s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures.  For more information, visit Conseco’s web site at www.conseco.com.

* Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses (net of related amortization and taxes) and the change in valuation allowance for deferred income taxes (“net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the Company, and is a key measure commonly used in the life insurance industry.  Management uses this measure to evaluate performance because realized investment gains or losses and the change in the valuation allowance for deferred income taxes can be affected by events that are unrelated to the Company’s underlying fundamentals.  Additional information regarding this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investor – SEC Filings” section of Conseco’s website at www.conseco.com.

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Conseco (3)
December 08, 2009

Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in this press release relative to markets for Conseco’s products and trends in Conseco’s operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995.  Forward-looking statements typically are identified by the use of terms such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “project,” “intend,” “may,” “will,” “would,” “contemplate,” “possible,” “attempt,” “seek,” “should,” “could,” “goal,” “target,” “on track,” “comfortable with,” “optimistic” and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other ‘‘forward-looking’’ information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) our ability to continue to satisfy the financial ratio and balance requirements and other covenants of our debt agreements; (ii) liquidity issues associated with the right of holders of our 3.5% convertible debentures due 2035 to require us to repurchase such debentures on September 30, 2010; (iii) general economic, market and political conditions, including the performance and fluctuations of the financial markets which may affect our ability to raise capital or refinance existing indebtedness and the cost of doing so; (iv) our ability to generate sufficient liquidity to meet our debt service obligations and other cash needs; (v) our ability to obtain adequate and timely rate increases on our supplemental health products, including our long-term care business; (vi) the receipt of any required regulatory approvals for dividend and surplus debenture interest payments from our insurance subsidiaries; (vii) mortality, morbidity, the increased cost and usage of health care services, persistency, the adequacy of our previous reserve estimates and other factors which may affect the profitability of our insurance products; (viii) changes in our assumptions related to the cost of policies produced or the value of policies in force at the effective date; (ix) the recoverability of our deferred tax assets and the effect of potential ownership changes and tax rate changes on its value; (x) our assumption that the positions we take on our tax return filings, including our position that our 7.0% convertible senior debentures due 2016 will not be treated as stock for purposes of Section 382 of the Internal Revenue Code of 1986, as amended, and will not trigger an ownership change, will not be successfully challenged by the Internal Revenue Service; (xi) changes in accounting principles and the interpretation thereof; (xii) our ability to achieve anticipated expense reductions and levels of operational efficiencies including improvements in claims adjudication and continued automation and rationalization of operating systems, (xiii) performance and valuation of our investments, including the impact of realized losses (including other-than-temporary impairment charges); (xiv) our ability to identify products and markets in which we can  compete effectively against competitors with greater market share, higher ratings, greater financial resources and stronger brand recognition; (xv) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (xvi) our ability to complete the remediation of  the material weakness in internal controls over our actuarial reporting process and to maintain effective controls over financial reporting; (xvii) our ability to continue to recruit and retain productive agents and distribution partners and customer response to new products, distribution channels and marketing initiatives; (xviii) our ability to achieve eventual upgrades of the  financial strength ratings of Conseco and our insurance company subsidiaries as well as the impact of rating downgrades on our business and our ability to access capital; (xix) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission; (xx) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends and surplus debenture interest to us, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; and (xxi) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products.  Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements.  Our forward-looking statements speak only as of the date made.  We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

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